Exhibit 10.2
NiSource Inc.
2020 Omnibus Incentive Plan

Nonemployee Director Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (the “Agreement”) is made and entered into as of     , by and between NiSource Inc., a Delaware corporation (the “Company”), and    , a Nonemployee Director of the Company (the “Grantee”), pursuant to the terms of the NiSource, Inc. 2020 Omnibus Incentive Plan, as amended (the “Plan”). Any term capitalized but not defined in this Agreement shall have the meaning set forth in the Plan.

        Section 1.  Restricted Stock Unit Award. The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth, an annual award of Restricted Stock Units (the “RSUs”) for each year the Grantee serves as a member of the Board. For each term for which the Grantee is elected as a member of the Board, the number of RSUs awarded shall be calculated by dividing the annual equity retainer amount, as periodically determined by resolution of the Board (or its designated committee), by the Fair Market Value of a Share on the Date of Grant, with such annual equity retainer amount prorated for partial years of Nonemployee Director service, as reflected in the annual grant notice evidencing the annual award of RSUs (the “Annual Award Notice”). For purposes of this Agreement, the “Date of Grant” shall mean the date specified in the Annual Award Notice. The RSUs shall be represented by a bookkeeping entry with respect to the Grantee (the “RSU Account”), and each RSU shall be settled in one Share, to the extent provided under the Annual Award Notice, this Agreement and the Plan.

Section 2. Acceptance of Annual Award Notice. This Agreement and the Award shall be null and void unless the Grantee accepts the applicable Annual Award Notice by executing the Annual Award Notice in the space provided therefor and returning an original execution copy of the Annual Award Notice to the Company (or electronically accepting the Annual Award Notice within the Grantee’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

        Section 3. Dividend Equivalents. The Grantee shall be credited with additional RSUs pursuant to Article XIII of the Plan to reflect dividend equivalents with respect to the period of time between the Date of Grant and the settlement of the RSUs. Such dividend equivalents shall be equal to the dividends or other distributions declared on any Shares underlying the RSUs. Dividend equivalents shall be aggregated and credited to the Grantee’s RSU Account in the form of additional RSUs based on the Fair Market Value on the dividend payment date and such additional RSUs shall be subject to the same vesting conditions and payment terms as the underlying RSUs.

        Section 4.  Vesting and Lapse of Restrictions.

(a) General. Except as provided for herein or in the Annual Award Notice, the annual RSUs awarded under this Agreement shall vest on the first anniversary of the Date of Grant, provided that the Grantee continuously serves as a Nonemployee Director of the Company through such vesting date. The period of time prior to vesting shall be referred to herein as the “Restriction Period.”

(b) Separation due to Retirement, Death or Disability. In the event that Grantee separates from service prior to the expiration of the Restriction Period as a result of “Retirement” (defined as the cessation of services after providing a minimum of five continuous years of service as a member of the Board), death or Disability, the Grantee shall pro rata vest in an amount of RSUs determined by using a fraction, where the numerator shall be the number of calendar months (including partial months) elapsed between the Date of Grant and the date of the Grantee’s separation from service due to Retirement, death or Disability, and the denominator of which shall be 12; provided, however, if (i) the Grantee satisfies the service requirement for Retirement, (ii) separates from the Board due to his or her decision to not stand for re-election as a Nonemployee Director and (iii) completes his or her current term as a Nonemployee Director by serving as a Nonemployee Director through the first annual meeting of the Company’s stockholders that occurs after the Date of Grant, then the RSUs awarded for such year shall vest in full upon the Grantee’s Retirement in accordance with this proviso.

(c) Change in Control. Notwithstanding the foregoing provisions, in the event of a Change in Control following the Date of Grant with respect to an annual award of RSUs, such RSUs shall be subject to Article XV of the Plan and shall vest in the event the Grantee separates from the Board upon or following such Change in Control and prior to the Vesting Date with respect to such RSUs.

Section 5. Payment of RSUs. Subject to Section 6 of this Agreement and Article XVI of the Plan, the Company shall distribute the RSUs to the Grantee with respect to each award as soon as practicable (but in no event later than 60 days) after the expiration of the Restriction Period or, if earlier, upon the Grantee’s separation from service in accordance with Section 4(b) or Section 4(c) of this Agreement; provided, however, that if the RSUs are deemed nonqualified deferred compensation under Section 409A of the Code (“Section 409A”) and become payable upon a Change in Control in accordance with Article XV of the Plan and if the Change in Control is not a “change in control event” or the settlement of the RSUs upon such Change in Control would be impermissible under Section 409A, then the vested RSUs shall be settled following the expiration of the Restriction Period or, if earlier, the Grantee’s separation from service. The Grantee shall be entitled to receive from the Company a number of Shares (including fractional Shares) equal to the number of whole and fractional RSUs that vest pursuant to the terms of this Agreement, including with respect to the number of RSUs credited to the Participant’s RSU Account as dividend equivalents.

Section 6. Election to Defer Receipt of RSU Shares. With respect to each annual award of RSUs, the receipt of Shares relating to the RSUs may be deferred beyond the expiration of the Restriction Period under the rules and procedures established by the Company and subject to Section 409A. A Grantee’s election to defer receipt of such Shares on the deferral election form provided by the Company shall defer the payment and income recognition, until the earlier of: (i) the date Grantee’s service on the Board terminates for any reason and (ii) the Grantee’s specified date of payment. In accordance with Section 409A, an election to defer under this Section 6 generally must be made in the calendar year prior to the year in which services related to those RSUs are first performed. If the Grantee is newly eligible to make a deferral election under this Agreement and any other aggregated plan under Section 409A, then the Grantee may make an initial deferral election on or before the date that is 30 days after the date the Grantee first became eligible to make such an election in accordance with Section 409A. Such deferral election shall apply only to the number of RSUs earned for services performed after the effective date of such deferral election, with such number of RSUs equal to the number of RSUs that are scheduled to vest under the applicable Annual Award Notice multiplied by a fraction, the numerator of which is the number of days beginning with the date immediately after the effective date of such deferral election (but in no event shall this beginning date be before the Date of Grant) and ending on the expiration date of the Restriction Period, and the denominator of which is the number of days beginning with the Date of Grant and ending with the expiration date of the Restriction Period. Notwithstanding anything to the contrary in this Agreement, Shares shall not be issued and the Grantee shall have no rights as a stockholder in Shares issuable under this Agreement to the extent that the issuance and receipt of such Shares have been deferred in accordance with this Section 6; provided, however, that the Grantee shall continue to receive dividend equivalents during the deferral period in accordance with Section 3 of this Agreement. A Grantee’s properly filed election to defer receipt of the Shares subject to an Annual Award Notice shall evidence the time of payment of such Shares elected by the Grantee. If, however, service as a member of the Board terminates prior to the expiration of the Restriction Period, any Shares that would not have vested on the date of such termination shall be cancelled regardless of a deferral election on file. Notwithstanding the foregoing, in the event that the Grantee separates from service before the date of payment elected by the Grantee, vested RSUs shall be payable as soon as practicable (but in no event later than 60 days) after such separation from service in a single payment of Shares.

        Section 7. Delivery of Shares upon Death. If the Grantee dies before the Company has distributed any portion of the vested RSUs, the Company shall transfer any Shares payable with respect to the vested RSUs in accordance with the Grantee’s written beneficiary designation or to the Grantee’s estate if no written beneficiary designation is provided.

        Section 8. Compliance with Applicable Law.  Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the RSUs shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  The delivery of all or any Shares that relate to the RSUs shall be effective only at such time that the issuance of such Shares shall not violate any state or federal securities or other laws.  The Company is under no obligation to effect any registration of Shares under the Securities Act of 1933, as amended, or to effect any state registration or qualification of the Shares that may be issued under this Agreement.  Subject to Section 409A, the Company may, in its sole discretion, delay the delivery of Shares or place restrictive legends on Shares in order to ensure that the issuance of any Shares shall be in compliance with federal or state securities laws and the rules of any exchange upon which the Shares are then traded.  If the Company delays the delivery of Shares in order to ensure compliance with any state or federal securities or other laws, the Company shall deliver the Shares at the earliest date at which the Company reasonably believes that such delivery shall not cause such violation, or at such later date that may be permitted under Section 409A.

        Section 9. Restriction on Transferability. Except as otherwise provided in the Plan, the RSUs granted herein and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise), other than by will or the laws of descent and distribution. Any attempted transfer in violation of the provisions of this Section 9 shall be void, and the purported transferee shall obtain no rights with respect to such RSUs.

        Section 10. Grantee’s Rights Unsecured. The right of the Grantee or his or her beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Grantee nor his or her beneficiary shall have any rights in or against any amounts credited to the Grantee’s RSU Account, any Shares or any other specific assets of the Company. All amounts credited to the Grantee’s RSU Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes, as it may deem appropriate.

        Section 11. No Rights as Stockholder or Nonemployee Director. Unless and until Shares have been issued to the Grantee, the Grantee shall not have any privileges of a stockholder of the Company with respect to any RSUs subject to this Agreement; provided, however, that the Grantee shall be entitled to receive dividend equivalents equal to the dividends or other distributions declared on any Shares underlying the RSUs in accordance with Section 3 of this Agreement. Furthermore, nothing in this Agreement shall confer upon the Grantee any right to continue as a Nonemployee Director of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s service at any time.

        Section 12.  Adjustments. If at any time while the award is outstanding, the number of outstanding RSUs is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in the Plan, the number and kind of RSUs, shall be adjusted in accordance with the provisions of the Plan.

        Section 13.  Notices. Any notice hereunder by the Grantee shall be given to the Company in writing, and such notice shall be deemed duly given only upon receipt thereof at the following address: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, IN 46410-6271 (or at such other address as the Company may designate by notice to the Grantee). Any notice hereunder by the Company shall be given to the Grantee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.

        Section 14.  Administration. The administration of this Agreement, including the interpretation and amendment or termination of this Agreement, shall be performed in accordance with the Plan. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee as to the provisions of this Agreement shall be conclusive, final, and binding on all persons. Notwithstanding the foregoing, if subsequent guidance is issued under Section 409A that would impose additional taxes, penalties, or interest to either the Company or the Grantee, the Company may administer this Agreement in accordance with such guidance and amend this Agreement without the consent of the Grantee to the extent such actions, in the reasonable judgment of the Company, are considered necessary to avoid the imposition of such additional taxes, penalties, or interest.

        Section 15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana, without giving effect to the choice of law principles thereof.

        Section 16. Entire Agreement; Agreement Subject to Plan.  This Agreement and the Plan contain all of the terms and conditions with respect to the subject matter hereof and supersede any previous agreements, written or oral, relating to the subject matter hereof. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.  In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control.  The Grantee hereby acknowledges receipt of a copy of the Plan.

        Section 17. Section 409A. This Agreement is intended to comply with, or be exempt from, Section 409A to the maximum extent possible and shall be interpreted accordingly, and each settlement of an annual award of RSUs shall be considered a separate payment for purposes of Section 409A. The applicable terms of the Plan relating to Section 409A are incorporated herein by reference. This Agreement shall be deemed to be modified to the maximum extent necessary to be in compliance with, or exempt from, Section 409A. If the Grantee is unexpectedly required to include in the Grantee’s current year’s income any amount of compensation relating to the RSUs because of a failure to meet the requirements of Section 409A, then to the extent permitted by Section 409A, the Grantee may receive a distribution of Shares in an amount not to exceed the amount required to be included in income as a result of the failure to comply with Section 409A.

        Section 18. Evergreen Agreement and Future Grants. In accordance with Section 1 of this Agreement, the Company shall continue to grant RSUs to the Grantee annually. Such future Awards shall be governed by the terms and conditions of this Agreement and shall be evidenced by an Annual Award Notice or statement signed by the Company. Notwithstanding the foregoing, the Company reserves the right to grant future awards to the Grantee under different terms and conditions from this Agreement. Such Awards shall be evidenced by a new award agreement signed by both the Company and the Grantee. In addition, the Company reserves the right to cancel or terminate the grant of future awards of RSUs to the Grantee and instead pay the Grantee for services in the form of cash or other Awards.

        IN WITNESS WHEREOF, the Company has caused this award to be granted, and the Grantee has accepted this award, as of the date first above written.

NiSource Inc.

By: ______________________
Its:

GRANTEE

By:   _____________________

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